News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Mng. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS FIRST QUARTER 2007 RESULTS

Company Reports Strong Year-Over-Year Revenue and Ebitda Growth

CHANTILLY, Va., May 8, 2007 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today reported financial and operating results for the three months ended March 31, 2007.

The following results include the impact of the acquisition of Princeton eCom on July 3, 2006, and reflect the introduction in 2007 of related acquisition financing costs, not included in 2006.

• • • •	Revenue for the first quarter of 2007 was $30.8
million, up 85 percent from $16.7 million in first
quarter 2006.
 Earnings before interest, taxes, depreciation and
amortization (Ebitda), a non-GAAP measure, was $6.4
million, an increase of 104 percent compared to $3.1
million in the prior year.
 Net loss available to common stockholders was $9.5
million, or a $0.36 loss per diluted share, including
approximately $0.41 per diluted share in acquisition
related costs. This compares to net income of $0.8
million, or $0.03 per diluted share, in 2006.
 Core net loss, a non-GAAP measure, was $0.2
million, or $0.01 per diluted share, including
approximately $0.16 per diluted share in acquisition
financing costs. In first quarter of 2006, core net
income was $1.5 million, or $0.06 per diluted share.

“We posted strong year-over-year revenue and Ebitda growth this quarter, as the benefits of our Princeton eCom acquisition continue to accumulate,” stated Matthew P. Lawlor, chairman and chief executive officer of the Company. “Top line growth was fueled by a healthy increase in payment transactions across the Company, and earnings metrics would also have been in the mid- to high-end of our guidance range if we had not incurred approximately $400,000 in higher than expected accounting costs.”

The Company reported seasonally high growth in its key payment operating metrics. On the bank and credit union side of its business, billpay transactions grew 8 percent sequentially. On the ecommerce side of its business, payment transactions grew 17 percent sequentially, for an average of 9 percent total payments growth across the Company. Additionally, unique users of the Company’s services grew 8 percent sequentially, driven largely by an increase in users of biller-direct payments.

Lawlor added, “This was a pivotal quarter in which we accomplished some key goals. First, we completed our debt refinancing, significantly lowering future cash interest expense. Second, we achieved the cost synergies we had targeted from the Princeton acquisition, and positioned ourselves for future revenue synergies by integrating a number of products across our market segments. After seeing typical margin declines in the first quarter due to front-loaded annual compensation and benefits costs, we expect to see margins rebound strongly in the second quarter.”

(more)

2007 Business Outlook

The Company provided guidance for the second quarter and confirmed its full year 2007 guidance. Guidance does not anticipate the release of any additional tax valuation allowance in 2007, though the Company may do so. These statements are forward-looking, and actual results may differ materially.

Second Quarter		Full Year
2006 2007%		2006	2007	%
Actual Guidance	Change	Actual Guidance		Change

Revenue ($ millions)	$17.4	$31.5 - 33.0	85%	$91.7	$130.0 - 136.0	45%

Ebitda (a)(b)	$4.1	$7.7 - 8.5	98%	$20.5	$34.1 - 37.0	73%

		Earnings ($ per share)

Net Income (Loss) to Common (c)	$0.05	$(0.06) - (0.04)	n/a	$(0.16)	$(0.42) - (0.35)	n/a

Core Net Income (a)(d)(e)	$0.08	$0.07 - 0.09	0%	$0.16	$0.29 - 0.35	100%

		Share Count (millions)

Basic	25.5	26.2	3%	25.5	26.3	3%

Fully Diluted Shares (f)	27.5	27.6	0%	27.0	28.0	4%

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Ebitda is a pro forma measure defined as earnings before interest, taxes, depreciation, amortization, preferred stock accretion and equity compensation expense.

(c)	Second quarter 2007 and full years 2007 and 2006 net loss available to common stockholders per share is calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(d)	Excludes amortization of acquisition-related intangible assets of approximately $2.3 and $0.1 million for the second quarters of 2007 and 2006, respectively, and $7.9 and $4.9 million for the years 2007 and 2006, respectively. Excludes equity compensation expense of approximately $1.1 and $0.6 million for the second quarters of 2007 and 2006, respectively, and $4.2 and $2.5 million for the years 2007 and 2006, respectively. Excludes write-off of fees and other expenses related to senior debt refinancing of approximately $5.6 million in the full year 2007. Excludes preferred stock accretion related to the redemption premium of $0.4 million for the second quarter of 2007 and $1.5 and $0.8 million for the years 2007 and 2006, respectively. Includes preferred stock accretion of approximately $1.8 million for the second quarter of 2007 and $7.2 and $3.5 million for the years 2007 and 2006, respectively.

(e)	Core net income is a pro forma measure defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

(f)	Only used for the purposes of calculating core net income per share.

(more)

Today’s Conference Call and Web Cast

The Company’s management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 pm ET on May 8th until midnight on Tuesday, May 15th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 2824874. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources

Online Resources powers web-based financial services for 2600 financial institutions, billers and credit service providers. Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption. The Company serves over 9 million end-users and processes $100 billion in bill payments annually. Founded in 1989, Online Resources (Nasdaq: ORCC; www.orcc.com) is recognized as one of the nation’s fastest growing companies.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

###

Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
	1Q06	2Q06	3Q06[1]	4Q06[1]	1Q07 1Q07 vs.		1Q07 vs. 1Q06
						4Q06
BANKING SERVICES
Users (#K)	1,567	1,666	3,638	3,836	3,899	2%	149%
Account Presentation (#K)	717	776	849	916	826	-10%	15%
Payments (#K)[2]	1,008	1,054	2,962	3,097	3,260	5%	223%
Adoption Rate (%)[3]
Account Presentation[4]	24.1%	25.2%	26.3%	26.5%	26.4%	0%	10%

Payments[5]	9.5%	9.7%	5.7%	6.0%	6.3%	5%	-34%

Full Service[5]	8.9%	9.2%	9.5%	9.9%	10.3%	4%	16%

Remittance Only[5]	10.3%	10.4%	4.9%	5.2%	5.5%	6%	-47%

Same Store[6]	10.1%	10.5%	11.0%	11.3%	11.6%	3%	15%

Other Metrics

Bill Payment Transactions (#M)	13.9	14.2	36.0	38.0	40.8	8%	195%

Clients	840	877	2,344	2,360	2,381	1%	183%

eCOMMERCE SERVICES

Users (#K)[2]	1,635	1,740	4,474	5,001	5,610	12%	243%

Account Presentation (#K)	1,635	1,740	1,960	2,375	2,598	9%	59%

Payments (#K)	0	0	2,514	2,626	3,012	15%	nm

Other Metrics

Bill Payment Transactions (#M)	0.0	0.0	5.3	5.7	6.7	17%	nm

Clients[7]	9	9	244	258	278	8%	2989%

TOTAL COMPANY

Users (#K)[2]	3,202	3,406	8,112	8,837	9,509	8%	197%

Bill Payment Transactions (#M)	13.9	14.2	41.3	43.7	47.5	9%	244%

Clients	849	886	2,588	2,618	2,659	2%	213%

Notes:

1Excludes Citizens Bank of Rhode Island, a legacy Princeton eCom client that departed in December 2006.

2Only includes users that have been active over the past 90 days or were otherwise billable.

3Checking accounts are reported by clients and reviewed annually by the Company. In the first quarter 2007 the Company retroactively adjusted quarterly adoption rates to reflect those increases.

4The number of account presentation end-users with checking accounts divided by the 2.1 million total launched checking accounts held with our account presentation banking services clients.

5The number of payment services end-users divided by the total launched checking accounts held with all of our banking services payments clients (36.7 million), our banking services full service payments clients (6.6 million) and our banking services remittance only payments clients (30.1 million). The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

6The number of payment services end-users divided by the 8.3 million total launched checking accounts held with our banking services payments clients that were launched on or before December 31, 2004. The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

7Does not include 2,231 direct biller endpoints, bringing our total number of biller relationships to 2,499.

Online Resources Corporation
Consolidated Statement of Operations
(In thousands, except per share amounts)

	THREE MONTHS ENDED	MARCH 31,
	2007	2006
	(Unaudited)	(Unaudited)
Revenues:

Account presentation services	$2,262	$1,928

Payment services	23,381	10,395

Relationship management services	2,162	2,097

Professional services and other	3,044	2,297

Total revenues	30,849	16,717

Expenses:

Cost of revenues	15,085	7,661

Gross profit	15,764	9,056

General and administrative	7,086	4,425

Selling and marketing	5,731	2,708

Systems and development	2,329	1,143

Total expenses	15,146	8,276

Income from operations	618	780

Other (expense) income

Interest income	337	599

Interest expense and debt issuance costs	(2,539)	(2)

Loss on extinguishment of debt	(5,625)	—

Total other (expense) income	(7,827)	597

(Loss) income before taxes	(7,209)	1,377

Income tax provision	210	620

Net (loss) income	(7,419)	757

Preferred stock accretion	2,035	—

Net (loss) income available to common stockholders	$(9,454)	$757

Net (loss) income available to common stockholders per share

Basic	$(0.36)	$0.03

Diluted	$(0.36)	$0.03

Shares used in calculation of net (loss) income available to common stockholders per share:

Basic	25,927	25,303

Diluted	25,927	27,447

Reconciliation of net (loss) income to Ebitda (See Note 1):

Net (loss) income	$(7,419)	$757

Depreciation and amortization (incl. loss on disposal of assets)	4,822	1,747

Equity compensation expense	979	617

Other expense (income)	7,827	(597)

Income tax provision	210	620

Ebitda (See Note 1)	$6,419	$3,144

Reconciliation of net (loss) income available to common stockholders to core net income (See Note 2):

Net (loss) income available to common stockholders	$(9,454)	$757

Loss on extinguishment of debt	5,625	—

Preferred stock accretion related to redemption premium	320	—

Equity compensation expense	979	617

Amortization of intangible assets	2,346	138

Core net income (see Note 2)	$(184)	$1,512

Notes:

1.	Ebitda is a pro forma measure defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is a pro forma measure defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	MARCH 31,	DECEMBER 31,
	2007	2006
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$28,624	$32,154
Restricted cash	1,633	3,919
Accounts receivable, net	14,612	14,291
Deferred implementation costs	1,549	1,598
Deferred tax asset	2,561	2,561
Debt issuance cost	294	890
Prepaid expenses and other current assets	3,349	2,653
Total current assets	52,622	58,066
Property and equipment, net	20,735	19,110
Deferred tax asset	11,635	11,635
Goodwill	167,916	168,085
Intangible assets	22,717	25,063
Deferred implementation costs, less current portion	1,246	1,015
Debt issuance cost, less current portion	1,153	3,116
Other assets	605	501
Total assets	$278,629	$286,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$10,268	$8,672
Deferred revenues	5,135	4,919
Deferred rent obligation	247	304
Interest payable	217	2,688

Total current liabilities	15,867	16,583
Notes payable, senior secured debt	85,000	85,000
Deferred revenues, less current portion	3,366	3,374
Deferred rent obligation, less current portion	2,016	2,144
Other long-term liabilities	2,445	4,047

Total liabilities	108,694	111,148
Redeemable convertible preferred stock	74,143	72,108
Stockholders’ equity	95,792	103,335
Total liabilities and stockholders’ equity	$278,629	$286,591

Online Resources Corporation
Condensed Consolidated Statement of Cash Flows

(In thousands)

	THREE MONTHS ENDED MARCH 31,
	2007	2006
	(Unaudited)	(Unaudited)
Operating activities:

Net (loss) income	$(7,419)	$757

Adjustments to reconcile net (loss) income to net cash provided by operating activities:

Depreciation and amortization	4,796	1,747

Loss on preferred stock derivative security	73	—

Loss on cash flow hedge derivative security	87	—

Loss on disposal of assets	26	—

Provision for losses on accounts receivable	(58)	—

Write off and amortization of debt issuance costs	4,037	—

Equity compensation expense	979	617

Changes in operating assets and liabilities, net of acquisitions	(1,212)	(1,352)

Net cash provided by operating activities	1,309	1,769

Investing activities:

Purchases of property and equipment	(4,037)	(2,983)

Net cash used by investing activities	(4,037)	(2,983)

Financing activities:

Proceeds from the issuance of common stock	807	1,422

Purchase of derivative	(121)	—

Debt issuance costs on refinancing of long-term debt	(1,478)	—

Repayment of 2006 senior secured notes	(85,000)	—

Borrowing under 2007 senior secured notes	85,000	—

Repayment of capital lease obligations	(10)	(7)

Net cash (used) provided by financing activities	(802)	1,415

Net (decrease) increase in cash and cash equivalents	(3,530)	201

Cash and cash equivalents at beginning of period	31,189	55,864

Cash and cash equivalents at end of period	$27,659	$56,065